Exhibit 10.1

THE INTERPUBLIC GROUP OF COMPANIES, INC.
2014 PERFORMANCE INCENTIVE PLAN

Section 1.	Purpose.

The purposes of the Plan are to promote the interests of the Company and its shareholders by enabling the Company to:
(a)attract, retain, and motivate talented individuals as Eligible Employees;

(b)	provide Eligible Employees with cash and equity-based incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

(c)provide Eligible Employees with incentives and opportunities tied to the Company’s Common Stock.

Section 2.	Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:
“Affiliate” means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company has a “controlling interest,” as defined in Treas. Reg. §§ 1.409A-1(b)(5)(iii)(E)(1) and 1.414(c)-2(b)(i), provided that the language “at least 40 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2(b)(2)(i).
“Award” means any grant or award under the Plan, as evidenced in an Award Agreement.
“Award Agreement” means (a) for an Award other than an EIP Award, a written agreement (which may be electronic), including any amendment thereto, that sets forth the terms of the Award and is delivered to the Participant as provided in Section 12(a) hereof, or (b) for an EIP Award, the document (written or electronic) evidencing the Award.
“Board” means the Board of Directors of the Company.
“Cause” means, with respect to any Participant: (a) a material breach by the Participant of a provision in an employment agreement with Interpublic, a Subsidiary, or an Affiliate that, if capable of being cured, has not been cured within 15 days after the Participant receives written notice from his Employer of such breach; (b) misappropriation by the Participant of funds or property of the Company, a Subsidiary, or an Affiliate; (c) any attempt by the Participant to secure any personal profit related to the business of the Company, a Subsidiary, or an Affiliate that is not approved in writing by the Board or by the person to whom the Participant reports directly; (d) fraud, material dishonesty, gross negligence, gross malfeasance, or insubordination by the Participant, or willful (1) failure by the Participant to follow the code of conduct of the Company, a Subsidiary, or an Affiliate or (2) misconduct by the Participant in the performance of his duties as an employee of the Company, a Subsidiary, or an Affiliate, excluding in each case any act (or series of acts) taken in good faith by the Participant that does not (and in the aggregate do not) cause material harm to the Company, a Subsidiary or an Affiliate; (e) refusal or failure by the Participant to attempt in good faith to perform the Participant’s duties as an employee or to follow a reasonable good-faith direction of the Board or the person to whom the Participant reports directly that has not been cured within 15 days after the Participant receives written notice from his Employer of such refusal or failure; (f) commission by the Participant, or a formal charge or indictment alleging commission by the Participant, of a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) conduct by the Participant that is clearly prohibited by the policy of the Company, a Subsidiary, or an Affiliate prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.
“Change of Control” means:
(a)Subject to items (b) and (c) of this definition below, the first to occur of the following events:

(1)	Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of the Company's then-outstanding stock;

(2)
Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of the Company possessing 30 percent or more of the combined voting power of the Company's then-outstanding stock;

(3)
Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(4)
During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.

(b)A Change of Control shall not be deemed to occur by reason of:

(1)
The acquisition of additional control of the Company by any person or persons acting as a group that is considered to “effectively control” the Company (within the meaning of guidance issued under Section 409A of the Code); or

(2)
A transfer of assets to any entity controlled by the shareholders of the Company immediately after such transfer, including a transfer to (A) a shareholder of the Company (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by the Company, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.

(c)Notwithstanding any other provision of this definition, a Change of Control shall not be deemed to have occurred unless the relevant facts and circumstances give rise to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee established by the Board pursuant to Section 3 hereof.
“Common Stock” means the Company’s $0.10 par value common stock.
“Company” means The Interpublic Group of Companies, Inc..
“Corporate Transaction” means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.
“Disability” means long-term disability as defined under the terms of the Company’s applicable long-term disability plans or policies.
“Dividend Equivalent” means an Award of a contractual right to receive payments equivalent to the amount of dividends paid with respect to Shares, as described in Section 10(a) hereof.
“Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliate who is determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. This term does not include directors who are not employees of such entities.

“Employer” means, with respect to a Participant as of any date, the Company, Subsidiary, or Affiliate that employs the Participant as of such date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Incentive Performance Award” or “EIP Award” means the target bonus established by the Committee for a Participant, which may be communicated to the Participant in the form of a letter, granted under Section 9 hereof and payable in cash, Shares, or a combination, in accordance with the terms of the Award.
“Executive Officer” means a person who is an officer of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.
“Fair Market Value” means, with respect to a Share as of any determination date, except as otherwise provided in the Award Agreement, the average of the high and low selling prices of such Share on such determination date, as reported on the composite tape for securities listed on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee. If there were no sales of Shares on the determination date, the selling prices used shall be the high and low selling prices on the last preceding date on which a sale occurred.
“Full Value Award” means an Award, other than an Option, SAR or Dividend Equivalent, that is settled by the issuance of Shares.
“Incentive Stock Option” or “ISO” means an Option intended to meet the requirements of Section 422 of the Code.
“Nonstatutory Stock Option” means an Option that is not intended to be an Incentive Stock Option.
“Option” means the right to purchase the number of Shares specified by the Committee, at a specified price and during a specified term in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan or the Committee shall impose.
“Other Stock-Based Awards” means an equity-based or equity-related Award granted under Section 7 hereof that is not otherwise described by the terms of the Plan.
“Participant” means an Eligible Employee selected to receive an Award under the Plan.
“Performance Cash” means an Award of a contractual right granted under Section 8 hereof to receive a dollar amount (to be settled in cash, Shares, or a combination, as determined by the Committee) that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Committee.
“Performance Criteria” means earnings per share (basic or diluted); adjusted net income; operating income; operating profit after tax; operating income growth; net operating profit; gross or operating margins; operating efficiency; revenue; revenue growth; organic revenue growth; return on equity; Share price (including growth measures and total shareholder return); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); net sales or revenue growth; return measures (including return on assets, capital, invested capital, equity, sales, or revenue); productivity ratios; expense targets; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a “covered employee” (within the meaning of Section 162(m)(3) of the Code), to the extent that the Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m)(4)(C) of the Code). Performance Criteria may relate to the performance of (a) the Company, (b) a Subsidiary, (c) an Affiliate, (d) a division or unit of the Company, any Subsidiary, or any Affiliate, (e) an office, group of agencies, or all or part of any agency system, (f) the Participant, or (g) any combination of the foregoing, as measured either in absolute terms or in comparison with the performance of other companies.
“Performance Objectives” mean, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Plan Year or other specified period for the purpose of determining the amount of the Award and/or whether the Award is granted or vested. For an Award to a “covered employee” (within the meaning of Section 162(m)(3) of the Code) that is intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code, the applicable Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period of service (within the meaning of Treas. Reg. § 1.162-27

(e)(2)(i)) to which the Performance Objectives relate (or, if sooner, before 25 percent of such period of service has elapsed), at a time when achievement of the Performance Objectives is substantially uncertain.
“Performance Period” means the period over which achievement of Performance Objectives set forth in an Award is measured. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. Except with respect to an EIP Award, the duration of a Performance Period shall not be less than one year. If the amount payable under a multi-year Award is determined based on performance in more than one period of service (e.g., the Performance Objectives for an Award covering three years are based on annual performance in each of the three years, rather than cumulative performance over the three-year period), the Performance Period for such Award shall be the period that begins on the first day of the first applicable period of service and ends on the last day of the last applicable period of service.
“Performance Shares” or “Performance Units” means an Award of a contractual right granted under Section 7 hereof to receive cash, Shares, or a combination, that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Committee.
“Plan” means The Interpublic Group of Companies, Inc. 2014 Performance Incentive Plan, as set forth herein and amended from time to time.
“Plan Year” means the calendar year.
“Prior Plan” means The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan or any predecessor thereto.
“Prohibited Activity” means: (i) any activity that would enable the Company to terminate the Participant’s employment for cause (as defined in the Plan or any employment agreement or other plan or arrangement that covers the Participant); (ii) a material violation of any rule, policy or procedure of the Company or the Participant’s Employer, including the Code of Conduct of the Company or other applicable Employer; (iii) before a Change of Control, a failure to be in compliance with any share ownership objectives of the Company applicable to the Participant, or (iv) before a Change of Control, any other conduct or act that the Company determines is injurious, detrimental or prejudicial to any interest of the Company.
“Restricted Period” means a period during which an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that, a Restricted Period may terminate before the expiration of one year to the extent permitted by Section 11(a) or 12(e) hereof.
“Restricted Stock” means an Award of Common Stock granted under Section 6 hereof that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of specified conditions, which may include Performance Objectives.
“Restricted Stock Unit” means an Award of a contractual right granted under Section 6 hereof corresponding to a number of Shares (to be settled in cash, Shares, or a combination, as determined by the Committee) that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of specified conditions, which may include Performance Objectives. Except as otherwise provided in the Award Agreement, if a Restricted Stock Unit is settled in cash, the amount of cash shall equal the Fair Market Value of the underlying Shares on the Vesting Date.
“Retirement” means, except as otherwise set forth in the Award Agreement, a Participant’s Termination of Employment for a reason other than Cause (as determined by the Company) if, at the time of such Termination of Employment the Participant is eligible for retirement as approved by the Company.
“Shares” means shares of Common Stock.
“Stock Appreciation Right” or “SAR” means the right, denominated in Shares, to receive, upon surrender of the right, in whole or in part, an amount (payable in cash, Shares, or a combination, as determined by the Committee) for each Share that does not exceed the excess of the Fair Market Value of the Share on the date of exercise over the Fair Market Value of the Share on the date of grant, subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

“Subsidiary” means a subsidiary of the Company that meets the definition of a “subsidiary corporation” in Section 424(f) of the Code.
“Termination of Employment” means, for any Participant, except as otherwise provided in the Plan or the Award Agreement, the date of the Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) with Interpublic and all of its Subsidiaries and Affiliates. For purposes of the Plan: (a) a Participant who is on a bona fide leave of absence and does not have a statutory or contractual right to reemployment shall be deemed to have had a “separation for service” on the first date that is more than six months after the commencement of such leave of absence. However, if the leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of six months or more, and such impairment causes the Participant to be unable to perform the duties of his position of employment or any substantially similar position of employment, the preceding sentence shall be deemed to refer to a 29-month period rather than to a six-month period; and (b) a sale of assets by the Company, a Subsidiary, or an Affiliate to an unrelated buyer that results in the Participant working for the buyer or one of its affiliates shall not, by itself, constitute a “separation from service” unless the Company or the Participant’s Employer, with the buyer’s written consent, so provides in writing 60 or fewer days before the closing of such sale.
“Vesting Date” means, for an Award, the scheduled date of vesting, as specified in the Award Agreement.

Section 3.	Administration.

(a)The Committee. The Plan shall be administered by a committee (the “Committee”) of outside directors (within the meaning of Treas. Reg. § 1.162-27(e)(3)) that satisfies the requirements of Rule 16b‑3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

(b)Committee Powers. The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

(c)Committee Action. The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

(d)Awards. Subject to the provisions of the Plan, the Committee is authorized to grant the following Awards:

(1)	Options and SARs,

(2)	Restricted Stock,

(3)	Restricted Stock Units,

(4)	Performance Shares,

(5)	Performance Units,

(6)	Other Stock-Based Awards,

(7)	Performance Cash,

(8)	Executive Incentive Performance Awards,

(9)	Dividend Equivalents, and

(10)	Shares in Lieu of Cash.

(e)Participants. Subject to the provisions of the Plan, the Committee is authorized to designate the Eligible Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

(f)Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, remedy any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry out the intent of the Plan and such Award.

(g)Delegation. If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 or any other provision of the Plan to one or more of its members or to one or more persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this

Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation. To the extent that the Committee has delegated authority pursuant to this Section 3(g), references in the Plan to the Committee shall be deemed to include the Committee’s designee.

Section 4.Shares Available for Awards.

(a)Total Shares Available. Subject to the provisions of subsections (b) through (f) of this Section 4, the total number of Shares available for grant to Participants under the Plan on or after the Effective Date shall be:

(1)	Twenty-eight million seven hundred fifty thousand (28,750,000) Shares, plus

(2)
the following Shares previously subject to Awards granted under a Prior Plan but not issued: (A) Shares that, as of the Effective Date, are subject to outstanding Awards, to the extent such Shares are forfeited or otherwise not issued due to termination of employment, (B) expiration of an Option or SAR; (C) Shares that, as of the Effective Date, are subject to outstanding Full Value Awards that were accounted for in Shares but are settled in cash; and (D) Shares that, as of the Effective Date, are subject to outstanding performance share awards, to the extent that the target number of Shares under the award exceeds the number of shares actually issued pursuant to the award.

Such authorized Shares may be granted pursuant to new Awards and in settlement (after the Effective Date) of Full Value Awards that were granted before the Effective Date under a Prior Plan. Each Share underlying an Option, SAR, Restricted Stock, Performance Share, RSU or similar Award shall count as one share of Common Stock. No further Awards shall be granted pursuant to any Prior Plan.
(b)Aggregate Limitation on ISOs. Subject to the adjustment provisions in Section 4(e) hereof ISOs may be granted with respect to no more than 200,000 Shares in any Plan Year and no more than 2,000,000 Shares in the aggregate.

(c)Individual Limitation of Awards. Subject to the adjustment provisions in Section 4(e) hereof, the following limitations shall apply to Awards under the Plan:

(1)	No individual Participant shall be granted, in any Plan Year, Options and/or SARs with respect to more than 2,000,000 Shares in the aggregate;

(2)	No individual Participant shall be granted, in any Plan Year, performance-based grants of Restricted Stock and/or Restricted Stock Units with respect to more than 1,000,000 Shares in the aggregate;

(3)	No individual Participant shall be granted, in any Plan Year, Performance Shares, Performance Units, or Other Stock Based Awards that provide for more than 2,000,000 Shares in the aggregate; and

(4)	No individual Participant shall be granted, in any Plan Year, Performance Cash in an amount of more than $10,000,000.
For purposes of the individual limits set forth in this Section 4(c), any Awards that are canceled shall continue to count against the individual share and cash limits.
(d)Shares Available for Issuance.

(1)
The number of Shares covered by an Award shall count against the limitations prescribed by subsections (a) and (b), above, on the number of Shares available for award under the Plan only to the extent that such Shares are actually issued.

(2)
If (A) any Award that was granted on or after the Effective Date is forfeited or otherwise terminates or is canceled without the delivery of Shares, or (B) on or after the Effective Date, Shares are surrendered or withheld from any Share-settled Award granted under the Plan or a Prior Plan to satisfy withholding of taxes, then the Shares covered by such forfeited, terminated or canceled Award, and Shares equal to the number of Shares surrendered, withheld or tendered, shall again become available to be delivered pursuant to Awards granted under this Plan.

(3)	With respect to each Option and SAR, the number of Shares counted against the number of Shares available for award under the Plan shall equal

(4)	the number of Shares actually issued upon exercise, after subtracting Shares tendered or withheld to pay the exercise price and to satisfy withholding obligations.

(5)	The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares.

(e)Adjustment for Corporate Transactions. In the event of a Corporate Transaction, the Committee shall (in order to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan), in such manner as the Committee deems equitable, adjust-

(1)	the number and kind of shares that thereafter may be made the subject of Awards,

(2)	the number and kinds of shares that are subject to outstanding Awards, and

(3)	the grant, exercise, or conversion price with respect to any of the foregoing.
Any shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the shares were issued. Additionally, the Committee may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of Shares subject to any Award shall always be a whole number.
(f)Acquisitions. Unless required by law or regulation, no Shares underlying any Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company, a Subsidiary, or an Affiliate or with which the Company, a Subsidiary, or an Affiliate combines, shall count against the Shares available for Awards under the Plan.

Section 5.Stock Options and SARs.

(a)Grant. The Committee is authorized to grant Incentive Stock Options, Nonstatutory Stock Options, and SARs; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant. The Committee shall not grant “reload” Options (i.e., Options that are automatically granted to an optionee when the optionee uses Shares to pay the exercise price, or to satisfy withholding tax obligations associated with the exercise, of previously granted Options) or any Option or SAR that is not structured to be exempt from the requirements of Section 409A of the Code.

(b)Exercise Price and Grant Price. The Committee shall establish the exercise price for each Option and the grant price for each SAR at the time the Option or SAR is granted. Neither the exercise price nor the grant price shall be less than 100% of the Fair Market Value of the Shares subject to the Option or SAR on the date of grant. Except as required by Section 4(e) hereof, the Committee may not (1) reprice Options or SARs or (2) exchange Options or SARs for cash, stock or other consideration without the approval of the Company’s shareholders.

(c)Exercise. Each Option and SAR shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter; provided that unless the Option or SAR becomes vested earlier pursuant to Section 11 or 12(e) hereof, an Option or SAR may not be exercised in whole or in part before the first anniversary of the date on which the Option or SAR was granted. The Committee may impose such conditions on the exercise of Options and SARs as it determines to be appropriate, including conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price of an Option may be made (i) in cash, (ii) if and to the extent permitted by the Committee, by withholding Shares (“net exercise”) or exchanging Shares owned without restriction, or the ownership of which is attested to, by the optionee, or (iii) by a combination of the foregoing. The combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, shall be equal to (or greater than) the aggregate exercise price. The Committee may not authorize a loan to an optionee to assist the optionee in making payment of the exercise price under an Option or in meeting the optionee’s tax obligations associated with the exercise of an Option.

(d)Term. An Option or SAR shall be exercisable for a term determined by the Committee, which shall not be longer than ten years from the date on which the Option or SAR is granted.

(e)Termination of Employment other than for Cause. An Option or SAR shall be exercisable following a Participant’s Termination of Employment only to the extent the Award is vested and not expired (in each case, taking into account the provisions of this Section 5(e) and Sections 11 and 12(e) hereof). Except as otherwise set forth in the Award Agreement, and subject to Sections 11 and 12(e), and the requirements of any Incentive Stock Option:

(1)
If (A) as of the Participant’s Termination of Employment, he is age 55 or older and has completed 10 or more years of service with the Company and its Subsidiaries and Affiliates, and (B) the Participant’s Termination of Employment is not due to Cause or the Participant’s death or Disability, the Participant (or, after the Participant’s death, his beneficiary or personal representative) may exercise any Option or SAR held by the Participant at the time of his Termination of Employment, to the extent such Option or SAR is vested, for a period that ends no later than three years after his Termination of Employment, but not after the date the Option or SAR otherwise expires.

(2)
If the Participant’s Termination of Employment is due to the Participant’s death, any Option or SAR held by the Participant at the time of his death shall become vested and the Participant’s beneficiary or personal representative may exercise such Option(s) and SAR(s) for a period of up to one year after his death, but not after the date the Option or SAR otherwise expires.

(3)
If the Participant’s Termination of Employment is due to the Participant’s Disability and the Participant’s Termination of Employment occurs 12 or more months after the date on which an Option or SAR was granted, the Award shall be vested on a pro-rata basis, whereby the vested fraction equals the number of completed months from the date of grant to the Participant’s Termination of Employment divided by the number of months from the date of grant to the Vesting Date. The Participant (or, after his death, his beneficiary or personal representative) may exercise the vested portion of each such Option or SAR for a period of up to one year after his Termination of Employment, but not after the date the Option or SAR otherwise expires.

(4)
If the Participant’s Termination of Employment is not due to Cause and not described in paragraph (1), (2) or (3), above, the Participant (or, after his death, his beneficiary or personal representative) may exercise any Option or SAR held by the Participant at the time of his Termination of Employment, to the extent such Option or SAR is vested, for a period of up to three months after his Termination of Employment, but not after the date the Option or SAR otherwise expires.

(5)	If the Participant’s Termination of Employment is for Cause, the Option or SAR shall be canceled immediately upon the Participant’s Termination of Employment and shall not be exercisable thereafter.

(f)Special Rules for Incentive Stock Options (“ISOs”). ISOs shall be subject to the requirements of Section 422 of the Code. In accordance with Section 422, an ISO shall not be granted to an individual who, immediately before the time the Option is granted, owns Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless the Award Agreement for such ISO provides that (i) the exercise price is no less than 110% of the fair market value of the Shares on the grant date (determined in accordance with Treas. Reg. § 1.422-2(f)(1)), and (ii) the Option expires no later than the fifth anniversary of the grant date.

Section 6.Restricted Stock and Restricted Stock Units.

(a)Grant. Subject to the limits set forth in the Plan, the Committee is authorized to determine the number of Shares of Restricted Stock and the number of Restricted Stock Units to be granted to a Participant, and the other terms and conditions applicable to such Restricted Stock and Restricted Stock Units, including the conditions for vesting of such Awards. As provided in Section 6(b) hereof, the Committee is authorized to make the vesting of all or part of an Award of Restricted Stock or Restricted Stock Units contingent on the achievement of Performance Objectives specified by the Committee.

(b)Performance-Based Grants. The Committee is authorized to make the grant and/or the vesting of Awards of Restricted Stock and Restricted Stock Units contingent on the achievement of Performance Objectives specified by the Committee. If such Performance Objectives are not satisfied, the Award shall not be granted or become vested, as the case may be. Partial achievement of such Performance Objectives may result in the grant or vesting of a portion of the Award corresponding to the degree of achievement.

(c)Rights of Participant. A Participant to whom Shares of Restricted Stock have been granted shall have absolute ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award Agreement. A Participant to whom Restricted Stock Units have been granted shall have no ownership interest in the Shares to which such Restricted Stock Units relate until and unless settlement with respect to such Restricted Stock Units is actually made in Shares.

(d)Restrictions. Until the restrictions applicable to Restricted Stock shall lapse, the Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of. Unless the Restricted Stock vests earlier pursuant to Section 6(e), 11 or 12(e) hereof, the restrictions set forth in his Section 6(d) shall remain in effect until the end of the Restricted Period.

(e)Termination of Employment.

(1)
Other than (x) as set forth in paragraph (2), below, or the Award Agreement, and (y) as may be determined by the Committee under Section 11 or 12(e) hereof, if a Participant’s Termination of Employment for any reason occurs before the restrictions applicable to Restricted Stock lapse, or before the Award of Restricted Stock Units becomes fully vested:

(A)
Such Restricted Stock shall be forfeited, all rights with respect to such Restricted Stock shall immediately terminate without any payment of consideration by the Company, and any Shares of such Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company; and

(B)
Such unvested Restricted Stock Units shall be immediately forfeited, and all of the rights of the Participant with respect to such Restricted Stock Units shall immediately terminate without any payment of consideration by the Company.

(2)
Except as otherwise provided in the Award Agreement, if the Participant’s Termination of Employment is due to the Participant’s death or Disability, a portion of any Award of Restricted Stock or Restricted Stock Units shall become vested as follows:

(A)
If the Award is not contingent on the achievement of Performance Objectives, the vested percentage of the Award shall equal a fraction, the numerator of which is the number of completed months from the date on which the Award was granted until the Participant’s Termination of Employment and the denominator of which is the number of months from the grant date to the Vesting Date; and

(B)
If the Award is contingent on the achievement of Performance Objectives, a portion of the Award shall become vested only if the Participant’s Termination of Employment occurs at least 12 months after the start of the applicable Performance Period. The vested percentage shall equal a service-based vesting percentage determined in accordance with subparagraph (A), above, adjusted up or down based on (i) in the case of the Participant’s death, actual performance before the Participant’s death (to the extent measured) and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant’s Disability, actual performance through the end of the Performance Period.

(f)Settlement of Restricted Stock Units. Except as otherwise provided in the Award Agreement, and subject to Section 12(m) and (n) hereof, any vested Restricted Stock Units shall be settled on the earlier of (x) a date determined by the Company that is within 90 days after the Participant’s death or (y) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(g)Agreement by Participant Regarding Withholding Taxes for Restricted Stock. Each Participant who receives Restricted Stock shall agree that:

(1)
No later than the date of the lapse of the restrictions applicable to the Restricted Stock (or, if earlier, as soon as practicable after the Committee or the Company determines that the Restricted Stock is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 83(a)(1) of the Code), the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock; and

(2)
The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock. A Participant may elect to have any withholding tax obligation satisfied by-

(A)	having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

(B)	delivering to the Company such Restricted Stock or delivering to the Company other Shares;
provided that the Committee may, in its sole discretion, disapprove any such election.
(h)Election to Recognize Gross Income from Restricted Stock in Year of Grant. If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

(i)Foreign Laws. Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 7.Performance Shares, Performance Units, and Other Stock-Based Awards.

(a)Grant. Subject to the limits set forth in the Plan, the Committee is authorized to determine the number (or, for Performance Units denominated in cash, the amount) of Performance Shares, Performance Units, and Other-Stock-Based Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Shares and Performance Units shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Committee, and any other conditions set forth in the Award Agreement. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

(b)Payment. Payment of Performance Shares and Performance Units and Other Stock-Based Awards may be made in cash, Shares, or a combination, as determined by the Committee. For purposes of calculating the amount of any payment, the Fair Market Value of Shares shall be determined on the Vesting Date. Except as otherwise provided in the Award Agreement, and subject to Section 12(m) and (n) hereof, any Performance Shares or Performance Units shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant’s death, or (2) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(c)Termination of Employment.

(1)
Other than (A) as set forth in paragraph (2), below, or the Award Agreement, and (B) as may be determined by the Committee under Section 11 or 12(e) hereof, if a Participant’s Termination of Employment for any reason occurs before a Performance Share, Performance Unit, or Other Stock-Based Award becomes fully vested, the unvested portion of such Performance Share, Performance Unit, or Other Stock-Based Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company.

(2)
Except as otherwise provided in the Award Agreement, if (A) the Participant’s Termination of Employment is due to the Participant’s death or Disability and (B) his Termination of Employment occurs at least 12 months after the start of the applicable Performance Period, a portion of any Performance Shares, Performance Units, or Other Stock-Based Award shall be vested, as follows: first, the target number (or target amount) of Performance Shares, Performance Units or Other Stock Based Awards shall be multiplied by a fraction, the numerator of which is the number of completed months from the first day of the Performance Period to the Participant’s Termination of Employment and the denominator of which is the number of months in the Performance Period, and then such reduced target number (or target amount) shall be adjusted up or down based on (i) in the case of a Participant’s death, actual performance before the Participant’s death (to the extent measured) and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant’s Disability, actual performance through the end of the Performance Period.

Section 8.Performance Cash.

(a)Grant. Subject to the limits set forth in the Plan, the Committee is authorized to determine the amount of Performance Cash Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Cash Awards shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Committee, and any other conditions set forth in the Award Agreement. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.
(b)Payment. Payment of Performance Cash Awards shall be may be made in cash, Shares, or a combination, as determined by the Committee. Any Shares shall be valued in the same manner as described in Section 7(b) hereof. Except as otherwise provided in the Award Agreement, and subject to Section 12(m) and (n) hereof, any Performance Cash Award shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant’s death, or (2) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(c)Termination of Employment.

(1)
Other than (A) as set forth in paragraph (2), below, or the Award Agreement, and (B) as may be determined by the Committee under Section 11 or 12(e) hereof, if a Participant’s Termination of Employment for any reason occurs before a Performance Cash Award becomes fully vested, the unvested portion of such Performance Cash Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company

(2)
Except as otherwise provided in the Award Agreement, if (A) the Participant’s Termination of Employment is due to the Participant’s death or Disability and (B) his Termination of Employment occurs at least 12 months after the start of the applicable Performance Period, a portion of any Performance Cash Award shall be vested, as follows: first, the target amount of the Performance Cash Award shall be multiplied by a fraction, the numerator of which is the number of completed months from the first day of the Performance Period to the Participant’s Termination of Employment and the denominator of which is the number of months in the Performance Period, and then such reduced target amount shall be adjusted up or down based on (i) in the case of a Participant’s death, actual performance before the Participant’s death (to the extent measured) and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant’s Disability, actual performance through the end of the Performance Period.

Section 9.Executive Incentive Performance Awards.

(a)EIP Awards. The Committee is authorized to grant EIP Awards, in its sole discretion, with respect to a Performance Period that consists of all or part of a Plan Year.

(b)Determination of EIP Amounts. The amount of an EIP Award shall be determined by the Committee and shall be contingent upon the achievement of Performance Objectives specified by the Committee. Partial achievement of such Performance Objective(s) may result in an Award corresponding to the degree of achievement. The Committee may, however, authorize payment of less than the amount corresponding to the degree of achievement of such Performance Objectives.

(c)Maximum Individual EIP Awards. The maximum individual EIP Award permitted with respect to any full Plan Year is $8,000,000. If the Performance Period for an EIP Award is less than a full Plan Year, the $8,000,000 limit shall be pro-rated to reflect the length of the Performance Period. No Award issued under any Prior Plan shall count toward the maximum set forth in this Section 9(c), even if such other Award relates to a Plan Year or period of service that begins or ends after termination of the Prior Plan.

(d)Form and Timing of EIP Awards. The Committee shall be responsible for determining the form and timing of EIP Awards under the Plan. In its discretion, the Committee may make any Award payable in cash, Shares, or a combination. Any Shares awarded under this Section 9 shall be valued using the Fair Market Value of the Shares on the day the Shares are awarded. Subject to Section 12(m) and (n) hereof, each individual EIP Award shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant’s death or (2) the date prescribed by the Award Agreement. The Committee shall have discretion to require a deferred payment schedule if such deferred payment schedule complies with the requirements of Section 409A of the Code.

(e)Termination of Employment Other than for Cause.

(1)
Other than (A) as set forth in paragraph (2), below, or an EIP Award Agreement, and (B) as may be determined by the Committee under Section 11 hereof, if a Participant’s Termination of Employment occurs before the payment due date for an EIP Award, such EIP Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such EIP Award shall immediately terminate without any payment of consideration by the Company.

(2)
If the Participant’s Termination of Employment is due to the Participant’s death or Disability, a portion of the EIP Award shall be vested, as follows: first, the target amount of the EIP Award shall be multiplied by a fraction, the numerator of which is the number of completed months (not to exceed 12) from the first day of the Performance Period to the Participant’s Termination of Employment and the denominator of which is the number of months in the Performance Period, and then such reduced target amount shall be adjusted up or down based on (A) in the case of a Participant’s death, actual performance before the Participant’s death (to the extent measured) and estimated performance for the remainder of the Performance Period, and (B) in the case of the Participant’s Disability, actual performance through the end of the Performance Period.

(f)Change of Control. Upon the occurrence of a Change of Control, a Participant’s EIP Award shall immediately become vested as follows, except as otherwise provided by the Committee:

(1)
If such Change of Control occurs on or prior to March 31 of a Plan Year, then the vested amount shall equal the target amount of the EIP Award times a fraction, the numerator of which is the number of completed days from the first day of the Performance Period through (and including) the date of the consummation of the Change of Control, and the denominator of which is the number of days in the Performance Period; or

(2)	If such Change of Control occurs after March 31 of a Plan Year, then the vested amount shall equal the target amount of the EIP Award.
Such vested amount shall be paid within 30 days after the Change of Control.

Section 10.	Dividend Equivalents and Shares in Lieu of Cash.

(a)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants having Full Value Awards under which such Participant shall be entitled to receive payments (in cash or Shares, as determined in the discretion of the Committee) equivalent to the amount of cash or share dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine; provided that the payment terms of such Dividend Equivalents shall be set forth in writing and structured with the intent to comply with (or to be exempt from) the requirements of Section 409A of the Code.

(b)Shares in Lieu of Cash. The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall equal the number of whole Shares that have an aggregate Fair Market Value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 11.Termination of Employment.

(a)Termination Other than for Cause. If a Participant incurs a Termination of Employment for any reason other than Cause, the Participant shall be vested only in the portion of the Award (if any) in which the Participant is vested immediately before his Termination of Employment, except to the extent (1) expressly set forth in the Plan or the Award Agreement or (2) to the extent permitted by the Plan, that the Committee in its sole discretion determines otherwise; provided, however, that subject to Section 12(e) hereof and the terms of the Award Agreement, no Award shall become vested before the first anniversary of the date on which the Award was granted unless the Participant’s Termination of Employment was due to Retirement, death, or Disability.

(b)Termination for Cause. If a Participant incurs a Termination of Employment for Cause, then all outstanding Awards shall immediately be canceled, except as the Committee may otherwise provide in the Award Agreement.

(c)Vesting During Severance Period. Unless the Committee provides otherwise, a Participant who remains on his Employer’s payroll after his Termination of Employment (e.g., by reason of receiving severance payments) shall continue to vest in, and accrue rights under, his Awards, as if he had continued in employment with his Employer through the date as of which he is withdrawn from his Employer’s payroll. Neither the Committee nor its designee shall be required to authorize continued vesting or accrual of rights for any Participant after his Termination of Employment, unless otherwise expressly provided by an Award Agreement or other binding agreement involving the Company, a Subsidiary, or an Affiliate; and there is no obligation of uniformity or consistency of treatment of Participants.

Section 12.General Provisions.

(a)Awards. Each Award hereunder shall be evidenced in writing (which may be electronic). Except with respect to an EIP Award, the written terms of the Award shall be delivered to the Participant (including in electronic form) and shall incorporate the terms of the Plan by reference.

(b)Interpretation. Notwithstanding any other provision of the Plan, to the extent that any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m)(4)(C) of the Code, the Committee shall not exercise any discretionary authority otherwise granted under the Plan with respect to such Award that would cause such Award to fail to qualify as “performance-based compensation.” For example, with respect to any Award that is intended to qualify as “performance-based compensation,” the Committee shall not exercise discretion to increase the value of the Award above the objectively determined maximum established for purposes of Section 162(m) and, except in the case of death, Disability, or a Change of Control, the Committee shall not allow payment of any Award before it has certified in writing that the applicable Performance Objectives have been achieved. To the extent that an Award under this Plan is used to settle or pay an award under the Company’s Executive Performance Plan (or any successor thereto), the Committee may exercise discretion with respect to the Award under this Plan (including to increase the amount payable under this Plan or change the Performance Objectives), provided that (i) such discretion is not exercised to increase the aggregate value of the award established under the Executive Performance Plan, and (ii) the Committee has designated in writing that the objectives under the Executive Performance Plan have been achieved.

(c)Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (i) retain Shares or (ii) subject to such terms and conditions as the Committee may establish from time to time, permit Participants to elect to tender Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld; provided that the number of Shares retained or tendered shall be no greater than the minimum number that the Company determines is required to satisfy the applicable withholding requirement.

(d)Nontransferability. No Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant; provided, however, that the Committee shall have discretion to permit (on such terms and conditions as it shall establish) transfer of a Nonstatutory Stock Option to a member of the Participant’s immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant’s immediate family with respect to whom the exercise of such Option is covered by an effective registration statement under the Securities Act of 1933, as amended (collectively, the “Permitted Transferees”). All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

(e)Change of Control. Subject to (i) Section 9(f) (with respect to EIP Awards), an Award Agreement may specify provisions relating to a Change of Control, including the acceleration of the vesting, delivery and exercisability of, and the lapse of restrictions and deemed satisfaction of Performance Objectives with respect to, the Award, and replacement of a Share-settled Award with a cash-settled Award; provided, however, that, vesting, delivery or exercisability of, or the lapse of restrictions on, any outstanding Award (other than an EIP Award) shall not be accelerated in connection with a Change of Control unless (i) the Change of Control actually occurs and (ii) the Participant’s Employment is terminated without Cause, under circumstances described in the Award Agreement, within 24 months following such Change of Control.

(f)No Right to Employment. Neither the right to participate in the Plan nor the grant of any Award shall be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. The Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as expressly provided in the Plan or in any applicable Award Agreement.

(g)Other Conditions to Awards. Unless the Committee determines otherwise, the Participant’s rights in respect of all of his or her outstanding Awards (whether or not vested) may be canceled, withheld, amended or otherwise limited or restricted at any time if the Participant is not in compliance with all applicable provisions of the Plan or Award Agreement, or if the Participant engages in any Prohibited Activity. In addition, each Award granted under the Plan shall be and remain subject to any clawback or recoupment policy as in effect or as may be adopted by the Board (or a committee or subcommittee of the Board), in each case, as may be amended from time to time. No such policy or amendment shall in any event require the prior consent of any Participant or Eligible Employee.

(h)Nature and Form of Payments. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise in any such plan or agreement.

(i)No Rights to Awards; No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity or consistency of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the Award Agreement, no person shall have any rights as a shareholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

(j)Foreign Benefits. The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

(k)Indemnification. No member of the Board or the Committee or any employee of the Company, its Subsidiaries, or its Affiliates (each, a “Covered Person”) shall have any liability to any person (including any Participant or Eligible Employee) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, an Award, or an individual’s participation herein. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be involved by reason of any action taken or omitted to be taken by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over the defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to such indemnity claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled pursuant to the Company’s bylaws or charter, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such person or to hold them harmless.

(l)Amendment of Plan. The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law, regulation, a securities exchange listing requirement, or a provision of the Plan, or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except as required by Section 4(e) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

(m)Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

(n)Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

(o)Deferrals. Subject to the Committee’s reasonable efforts to comply with the requirements of Section 409A of the Code, the Committee may:

(1)
Postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award, and/or

(2)	Establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

(p)Section 409A of the Code.

(1)
The Plan shall be operated, administered, and interpreted consistent with the intent to comply with (or to be exempt from) the requirements of Section 409A of the Code. If the Committee or the Company determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Section 409A of the Code, the Plan shall be automatically amended (without further action) to the extent that the Committee or the Company determines is necessary to bring it into compliance with the requirements of Section 409A of the Code. No provision of the Plan or any Award Agreement shall be interpreted or construed to transfer any liability for a failure to comply with the requirements of Section 409A of the Code from a Participant or other individual to the Company, any Subsidiary, any Affiliate, the Committee, or any other entity or individual affiliated with the Company, the Subsidiaries, and the Affiliates.

(2)
For any Participant who, as of the date on which his Termination of Employment occurs, is a “specified employee” (within the meaning of Section 409A(2)(B)(i) of the Code, as determined by Interpublic in accordance with Treas. Reg. § 1.409A-1(i)), the payment date for any Award that is subject to Section 409A and for which the payment trigger is the Participant’s Termination of Employment shall be no earlier than the Participant’s Delayed Start Date. For purposes of the Plan, the Participant’s Delayed Start Date shall be the earlier of (i) the Company’s first pay date for the seventh calendar month that starts after the Participant’s Termination of Employment or (y) a date determined by Interpublic that is within 90 days after the Participant’s death.

(q)Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(r)Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.

(s)Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; the word “include” shall mean “including but not limited to”; and references to a statute, statutory provision, or regulation shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to agency guidance of general applicability issued thereunder.

(t)Headings and Captions. The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

(u)Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(v)Effective Date. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders. No Awards may be granted under the Plan after the annual meeting of the Company’s shareholders in 2024; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no awards shall be made under the Prior Plan.